UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 1, 2013
Date of Report (Date of earliest event reported)

                FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 11, 2013 Forest Laboratories, Inc. (the “Company”) entered into a letter agreement with Brenton L. Saunders in connection with his appointment as President and Chief Executive Officer of the Company (the “Letter Agreement”), which among other things provided for Mr. Saunders to purchase shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) having an aggregate purchase price of $5,000,000 (the “Shares”), and for the Company to sell to Mr. Saunders, at his request, some or all of the Shares at the then fair market value of the Common Stock.  The Letter Agreement was attached as Exhibit 10.1 to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (“SEC”) on September 13, 2013.  In addition to serving as President and Chief Executive Officer, Mr. Saunders has been a director of the Company since August 2011.

In accordance with the terms and conditions of the Letter Agreement, Mr. Saunders and the Company entered into a stock purchase agreement (“SPA”) on October 1, 2013, pursuant to which Mr. Saunders purchased 116,172 shares of Common Stock directly from the Company at a per share price of $43.04 (which was the average of the high and low price of a share of Common Stock on the New York Stock Exchange on October 1, 2013) and for an aggregate purchase price of $5,000,042.88.  The transaction, which was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933, closed the following day.

The foregoing summary of the SPA does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the SPA, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

1. Sign-on Equity Grant

As previously disclosed, pursuant to the terms of the Letter Agreement, the Company granted Mr. Saunders certain equity awards effective October 1, 2013 (the “Start Date”) upon the commencement of his tenure as the Company’s new Chief Executive Officer and President, including a restricted stock grant.  The Form of Restricted Stock Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

2. Change of Control Agreement

In accordance with the terms of the Letter Agreement, Mr. Saunders and the Company entered into a Change of Control employment agreement (“Change of Control Agreement”) dated October 1, 2013. Mr. Saunders’ Change of Control Agreement is substantially similar to the form of Change of Control agreement generally made available to the Company’s executive officers, and automatically renews each year on January 1 for an additional three year period unless the Company provides Mr. Saunders written notice at least 60 days prior to such date that the term of the Change of Control Agreement will not be extended for an additional three year period.

The Change of Control Agreement becomes effective only upon or in connection with the occurrence of a Change of Control (as defined in the Change of Control Agreement) and provides that Mr. Saunders will be entitled to salary, bonus and benefits for a three year period following a Change of Control.  In addition, if Mr. Saunders is terminated by the Company without Cause or he resigns with Good Reason (in each case, as defined in the Change of Control Agreement) in connection with such Change of Control or during the three year period following such Change of Control, Mr. Saunders will be entitled to receive the following amounts:  (i) the amount of any accrued compensation obligations to Mr. Saunders through the termination date, consisting of unpaid base salary, a pro-rated bonus equal to the greater of Mr. Saunders’ annualized current year bonus or the highest annual bonus received by Mr. Saunders during the three years preceding the Change of Control, and other accrued compensation through the termination date; plus (ii) an amount equal to three times Mr. Saunders’ base salary (which must be at least 12 times Mr. Saunders’ highest monthly salary during the 12 months preceding the Change of Control) and highest annual bonus during the three years preceding the Change of Control. In addition, Mr. Saunders will receive continued medical benefits for a three year period for both him and his family.  Mr. Saunders will also be provided with outplacement services and any other amounts or benefits required to be paid or provided under any plan or program.

Under the Change of Control Agreement, Mr. Saunders will be restricted from competing with the Company for a one-year period following (i) his voluntary termination of employment other than for Good Reason or (ii) any termination of employment on or before the October 1, 2016 that entitles him to severance benefits under his Change of Control Agreement.

The foregoing summary of the Change of Control Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Change of Control Agreement, which is attached hereto as Exhibit 10.3 and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
10.1	Stock Purchase Agreement between Forest and Brenton L. Saunders dated October 1, 2013.
10.2	Employee Restricted Stock Agreement (Time-Based) granted to Brenton L. Saunders on October 1, 2013.
10.3	Change of Control Employment Agreement between Forest and Brenton L. Saunders dated October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2013

Forest Laboratories, Inc.
(Registrant)

 /s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President Finance & Administration and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Stock Purchase Agreement between Forest and Brenton L. Saunders dated October 1, 2013.
10.2	Employee Restricted Stock Agreement (Time-Based) granted to Brenton L. Saunders on October 1, 2013.
10.3	Change of Control Employment Agreement between Forest and Brenton L. Saunders dated October 1, 2013.